Exhibit 99.1

Owens Corning Delivers Strong Second-Quarter Results
from Continuing Operations

TOLEDO, Ohio – August 6, 2025 – Owens Corning (NYSE: OC), a building products leader, today reported second-quarter 2025 results.

•Reported Net Sales from Continuing Operations of $2.7 Billion, a 10% Increase from Prior Year, including the Impact of the Doors Business, Acquired in May 2024

•Generated Net Earnings Margin from Continuing Operations of 12% and Adjusted EBITDA Margin from Continuing Operations of 26%

•Delivered Diluted EPS from Continuing Operations of $3.91 and Adjusted Diluted EPS from Continuing Operations of $4.21

•Produced Operating Cash Flow of $327 Million and Free Cash Flow of $129 Million

•Returned $279 Million to Shareholders through Dividends and Share Repurchases

“Our second quarter results continue to demonstrate the strength of our business and resiliency of our earnings to outperform the market despite more challenging near-term conditions. This is the result of the structural changes and strategic choices we have made to reshape the new Owens Corning,” said Chair and Chief Executive Officer Brian Chambers. “As we progress through the year, we remain focused on leveraging our unique operating model to strengthen our market positions, sustain our financial performance, and create value for our customers and shareholders.”

Enterprise Performance from Continuing Operations

($ in millions, except per share amounts)	Second-Quarter				Six Months
	2025	2024	Change		2025	2024	Change
Net Sales	$2,747	$2,497	$250	10%	$5,277	$4,514	$763	17%
Net Earnings Attributable to OC	334	256	78	30%	589	534	55	10%
As a Percent of Net Sales	12%	10%	N/A	N/A	11%	12%	N/A	N/A
Adjusted EBITDA	703	678	25	4%	1,268	1,193	75	6%
As a Percent of Net Sales	26%	27%	N/A	N/A	24%	26%	N/A	N/A
Diluted EPS	3.91	2.91	1.00	34%	6.86	6.06	0.80	13%
Adjusted Diluted EPS	4.21	4.39	(0.18)	(4%)	7.17	7.78	(0.61)	(8%)
Operating Cash Flow[1]	327	493	(166)	(34%)	278	517	(239)	(46%)
Free Cash Flow[1]	129	336	(207)	(62%)	(123)	208	(331)	(159%)

1 Reflects full company performance inclusive of discontinued operations.

Enterprise Strategy Highlights

•In the second quarter, Owens Corning maintained a high level of safety performance with a recordable incident rate (RIR) of 0.60.

•Owens Corning hosted its 2025 Investor Day in May, during which the executive leadership team highlighted the durable changes made to the company to deliver its long-term financial targets, leveraging a unique operating model and renewed enterprise strategy to sustain high EBITDA margins and generate revenue growth. A replay of the 2025 Investor Day webcast and copy of the slide presentations are available on the company’s investor relations website.

•Owens Corning continued to sharpen its geographic focus as it completed the sale of its building materials business in China and Korea in July, which represented annual revenue of approximately $130 million. The transaction included six insulation manufacturing facilities in China and a roofing manufacturing facility in Korea.

•Aligned with the company’s strategy to strengthen its market leadership in building products, the previously announced divestiture of Owens Corning’s glass reinforcements business is making good progress. The transaction remains targeted for completion in 2025, subject to regulatory approvals.

Cash Returned to Shareholders

•In May, the Owens Corning Board of Directors approved a new share repurchase authorization for up to 12 million shares of the company’s common stock. The action reaffirms Owens Corning’s capital allocation strategy and reflects the success of its disciplined commercial and operational execution to deliver consistent and sustainable performance in dynamic market conditions. The company also committed to return $2 billion of cash to shareholders over 2025 and 2026.

•Owens Corning returned $279 million to shareholders through dividends and share repurchases during the second quarter. Year-to-date through the first half, total shareholder return was nearly $440 million. The company paid a quarterly cash dividend of $59 million and repurchased 1.6 million shares of common stock for $220 million. At the end of the quarter, 16.0 million shares were available for repurchase under the current authorizations.

“Owens Corning demonstrated strong execution in a softening North America residential market, delivering a milestone 20th consecutive quarter of 20% or better adjusted EBITDA margins. With confidence in our cash generation, we returned significant cash to shareholders – nearly $440 million in the first half – and remain on track to deliver our commitment of $2 billion in returns over the next two years,” said Executive Vice President and Chief Financial Officer Todd Fister. “Even in current market conditions, we expect to maintain strong EBITDA margins and shareholder returns while investing to accelerate long-term growth and incremental cash generation.”

Other Notable Highlights

•Owens Corning was named to the Fortune 500 list for the 71st consecutive year. This annual list ranks the largest U.S. companies based on revenue. Owens Corning has appeared on the list every year since its inception.

Second-Quarter Business Performance from Continuing Operations

•Owens Corning reported 10% year-over-year sales growth in the second quarter, with an adjusted EBITDA margin of 26%. This marks the company’s 20th consecutive quarter of delivering adjusted EBITDA margins of 20% or higher. Results were driven by commercial strength and operational execution in mixed markets, including positive price/cost.

Segment Results ($ in millions)	Net Sales		EBITDA		EBITDA Margin
	Q2 2025	Q2 2024	Q2 2025	Q2 2024	Q2 2025	Q2 2024
Roofing	$1,303	$1,252	$457	$437	35%	35%
Insulation	934	974	225	246	24%	25%
Doors[1]	554	311	75	61	14%	N/A
1 Doors was acquired on May 15, 2024; Q2 2024 reflects Doors performance under Owens Corning ownership.

Third-Quarter 2025 Outlook for Continuing Operations

•The key economic factors that impact the company’s business are residential repair activity, residential remodeling activity, U.S. housing starts, and commercial construction activity.

•Owens Corning expects near-term market demand for non-discretionary roofing repair activity to decline in the third quarter driven by lower storm activity versus prior year, with demand for its products outpacing the market. The company expects residential new construction and remodeling to remain challenged. Non-residential construction activity in North America is expected to remain relatively stable, while the company expects market conditions in Europe to gradually improve in the second half.

•Owens Corning expects minimal third-quarter impact from tariff exposure as a result of long-term and short-term mitigation efforts, based on current tariff policies. In the third quarter, the company anticipates reducing its approximately $50 million tariff exposure to a net impact of about $10 million, primarily in the Doors business.

•For the third-quarter, Owens Corning expects to continue delivering strong results in a mixed-market environment, based on the structural improvements made to the company and its market-leading positions. It expects revenue from continuing operations to be slightly down to in-line with prior year, approximately $2.7 billion to $2.8 billion. The enterprise is expected to generate adjusted EBITDA margin from continuing operations of approximately 23% to 25%.

Current 2025 Financial Outlook

General Corporate EBITDA Expenses	$240 million to $260 million
Interest Expense	$250 million to $260 million[1]
Effective Tax Rate on Adjusted Earnings	24% to 26%[1]
Capital Additions	Approximately $800 million[1]
Depreciation and Amortization	Approximately $650 million

1 Reflects full company performance inclusive of discontinued operations.

Second-Quarter 2025 Conference Call and Presentation
Wednesday, August 6, 2025
9 a.m. Eastern Time

All Callers
•Live dial-in telephone number: U.S. 1.833.470.1428; Canada 1.833.950.0062; and other international locations +1.404.975.4839.
•Entry number: 016049. (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/435389773

Telephone and Webcast Replay
•Telephone replay will be available one hour after the end of the call through August 13, 2025. In the U.S., call 1.866.813.9403. In Canada, call 1.226.828.7578. In other international locations, call +1.929.458.6194.
•Conference replay number: 402190.
•Webcast replay will be available for one year using the above link.

About Owens Corning

Owens Corning is a building products leader committed to building a sustainable future through material innovation. Our products provide durable, sustainable, energy-efficient solutions that leverage our unique capabilities and market-leading positions to help our customers win and grow. We are global in scope, human in scale with more than 25,000 employees in 31 countries dedicated to generating value for our customers and shareholders and making a difference in the communities where we work and live. Founded in 1938 and based in Toledo, Ohio, USA, Owens Corning posted 2024 sales of $11.0 billion. For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS") from continuing operations, adjusted pre-tax earnings from continuing operations, free cash flow, free cash flow conversion and net debt-to-adjusted EBITDA from continuing operations. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for adjusted EBITDA from continuing operations, Table 3 for adjusted earnings from continuing operations and adjusted EPS from continuing operations, and Table 8 for free cash flow and free cash flow conversion (annually).

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted EPS from continuing operations, and adjusted pre-tax earnings from continuing operations) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow conversion is a non-GAAP liquidity measure used to measure the company’s efficiency in turning profits into free cash flow from its core operations. The company defines free cash flow conversion as free cash flow divided by adjusted earnings. Free cash flow and free cash flow conversion is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, and interest rate and financial markets volatility; additional changes to tariff, trade or investment policies or laws by the United States, or similar actions, including reciprocal actions, by foreign governments; availability and cost of energy and raw materials; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; our ability to achieve expected synergies, cost reductions and/or productivity improvements; issues related to acquisitions, divestitures and joint ventures or expansions; our ability to complete the announced divestiture of our glass reinforcements business on the expected terms and within the anticipated time period, or at all, which is dependent on the parties' ability to satisfy certain closing conditions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; uninsured losses or major manufacturing disruptions, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of August 6, 2025, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Megan James	Amber Wohlfarth
419.348.0768	419.248.5639

Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
NET SALES	$2,747	$2,497	$5,277	$4,514
COST OF SALES	1,889	1,684	3,694	3,073
Gross margin	858	813	1,583	1,441
OPERATING EXPENSES
Marketing and administrative expenses	263	229	524	419
Science and technology expenses	37	32	72	59
Loss on sale of business	24	—	26	—
Other expense, net	29	134	49	169
Total operating expenses	353	395	671	647
OPERATING INCOME	505	418	912	794
Non-operating income	—	(1)	—	(1)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	505	419	912	795
Interest expense, net	63	63	127	79
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	442	356	785	716
Income tax expense	110	101	198	184
Equity in net earnings of affiliates	1	2	1	2
NET EARNINGS FROM CONTINUING OPERATIONS	333	257	588	534
Net earnings (loss) from discontinued operations attributable to Owens Corning, net of tax	29	29	(319)	50
NET EARNINGS	$362	$286	$269	$584

NET EARNINGS FROM CONTINUING OPERATIONS	$333	$257	$588	$534
Net (loss) earnings attributable to non-redeemable and redeemable noncontrolling interests	(1)	1	(1)	—
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	334	256	589	534
Net earnings (loss) from discontinued operations attributable to Owens Corning, net of tax	29	29	(319)	50
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$363	$285	$270	$584
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic - continuing operations	$3.93	$2.94	$6.90	$6.12
Basic - discontinued operations	$0.34	$0.33	$(3.74)	$0.57
Basic	$4.27	$3.27	$3.16	$6.69

Diluted - continuing operations	$3.91	$2.91	$6.86	$6.06
Diluted - discontinued operations	$0.34	$0.33	$(3.71)	$0.57
Diluted	$4.25	$3.24	$3.15	$6.63

Table 2
Owens Corning and Subsidiaries
EBITDA Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBITDA are shown in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Restructuring excluding depreciation	$(9)	$(34)	$(12)	$(44)
Loss on Assets Held for Sale	(24)	—	(26)	—
Gains on sale of certain precious metals	12	—	21	—
Strategic review-related charges	—	(15)	—	(17)
Paroc marine recall	(1)	(6)	(2)	(7)
Acquisition-related transaction costs	—	(29)	—	(47)
Acquisition-related integration costs excluding amortization	(4)	(21)	(6)	(21)
Recognition of acquisition inventory fair value step-up	—	(12)	—	(12)
Total adjusting items	$(26)	$(117)	$(25)	$(148)

The reconciliation from Net earnings from continuing operations attributable to Owens Corning to Adjusted EBITDA from continuing operations is shown in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$334	$256	$589	$534
Net (loss) earnings attributable to non-redeemable and redeemable noncontrolling interests	(1)	1	(1)	—
NET EARNINGS FROM CONTINUING OPERATIONS	333	257	588	534
Equity in net earnings of affiliates	1	2	1	2
Income tax expense	110	101	198	184
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	442	356	785	716
Interest expense, net	63	63	127	79
EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	505	419	912	795
Depreciation and amortization	172	142	331	250
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION	677	561	1,243	1,045
Less: Adjusting items from above	(26)	(117)	(25)	(148)
ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$703	$678	$1,268	$1,193
Net sales	$2,747	$2,497	$5,277	$4,514
ADJUSTED EBITDA as a % of Net sales	26%	27%	24%	26%

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings from continuing operations attributable to Owens Corning to adjusted earnings from continuing operations and a reconciliation from diluted earnings from continuing operations per share to adjusted diluted earnings from continuing operations per share are shown in the tables below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$334	$256	$589	$534
Adjustment to remove adjusting items and other adjustments (a)	26	143	25	174
Adjustment to remove adjusting items for depreciation and amortization (b)	9	3	9	7
Adjustment to remove tax (benefit)/expense on adjusting items and other adjustments (c)	(8)	(24)	(8)	(31)
Adjustment to tax expense (benefit) to reflect pro forma tax rate (d)	(1)	8	1	1
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$360	$386	$616	$685

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS	$3.91	$2.91	$6.86	$6.06
Adjustment to remove adjusting items (a)	0.30	1.63	0.29	1.98
Adjustment to remove adjusting items for depreciation and amortization (b)	0.11	0.03	0.10	0.08
Adjustment to remove tax (benefit)/expense on adjusting items (c)	(0.09)	(0.27)	(0.09)	(0.35)
Adjustment to tax (benefit) expense to reflect pro forma tax rate (d)	(0.02)	0.09	0.01	0.01
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS	$4.21	$4.39	$7.17	$7.78

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	85.0	87.2	85.4	87.3
Unvested restricted stock units and performance share units	0.5	0.8	0.5	0.8
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	85.5	88.0	85.9	88.1

(a)
Please refer to Table 2 "EBITDA Reconciliation Schedules" for additional information on adjusting items. Adjusting items shown here also include financing fees of $16 million relative to the term loan amortized to interest expense, net and $10 million for accumulated amortization that was included in integration costs for the three and six months ended June 30, 2024.

(b)	To remove the impact of accelerated depreciation and amortization charges for restructuring projects and impairments which are excluded from adjusted earnings from continuing operations.
(c)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(d)	To compute adjusted earnings from continuing operations, we apply a full year pro forma effective tax rate to each quarter presented. For 2025, we have used a full year pro forma effective tax rate of 25%, which is the mid-point of our 2025 effective tax rate guidance of 24% to 26%. For comparability, in 2024 we have used an effective tax rate of 24%, which was our 2024 effective tax rate, excluding the adjusting items referenced in (a), (b) and (c).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	June 30, 2025	December 31, 2024
CURRENT ASSETS
Cash and cash equivalents	$230	$321
Receivables, less allowance of $3 at June 30, 2025 and $4 at December 31, 2024	1,644	1,140
Inventories	1,459	1,327
Other current assets	160	163
Current assets of discontinued operations	423	427
Total current assets	3,916	3,378
Property, plant and equipment, net	3,952	3,818
Operating lease right-of-use assets	417	411
Goodwill	2,814	2,745
Intangible assets, net	2,664	2,680
Deferred income taxes	8	8
Other non-current assets	461	456
Non-current assets of discontinued operations	251	579
TOTAL ASSETS	$14,483	$14,075
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,253	$1,301
Current operating lease liabilities	82	83
Short-term debt	420	1
Long-term debt - current portion	36	32
Other current liabilities	601	654
Current liabilities of discontinued operations	182	226
Total current liabilities	2,574	2,297
Long-term debt, net of current portion	5,080	5,067
Pension plan liability	45	42
Other employee benefits liability	99	101
Non-current operating lease liabilities	359	348
Deferred income taxes	695	719
Other liabilities	318	286
Non-current liabilities of discontinued operations	109	95
Total liabilities	$9,279	$8,955
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid-in capital	4,225	4,228
Accumulated earnings	5,376	5,224
Accumulated other comprehensive deficit	(450)	(691)
Cost of common stock in treasury (c)	(3,989)	(3,685)
Total Owens Corning stockholders’ equity	5,163	5,077
Noncontrolling interests	41	43
Total equity	5,204	5,120
TOTAL LIABILITIES AND EQUITY	$14,483	$14,075
(a)10 shares authorized; none issued or outstanding at June 30, 2025, and December 31, 2024
(b)400 shares authorized; 135.5 issued and 83.6 outstanding at June 30, 2025; 135.5 issued and 85.4 outstanding at December 31, 2024
(c)51.9 shares at June 30, 2025, and 50.1 shares at December 31, 2024

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2025	2024
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$269	$584
Adjustments to reconcile net earnings to cash provided from operating activities:
Loss on discontinued operations	381	—
Depreciation and amortization	331	298
Loss on sale of business	26	—
Deferred income taxes	4	(26)
Stock-based compensation expense	39	53
Other adjustments to reconcile net earnings to cash from operating activities	(42)	(8)
Changes in operating assets and liabilities	(707)	(376)
Pension fund contribution	(3)	(3)
Payments for other employee benefits liabilities	(5)	(6)
Other	(15)	1
Net cash flow provided by operating activities	278	517
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(401)	(309)
Proceeds from the sale of assets or affiliates	62	12
Investment in subsidiaries and affiliates, net of cash acquired	—	(2,857)
Other	(8)	—
Net cash flow used for investing activities	(347)	(3,154)
NET CASH FLOW (USED FOR) PROVIDED BY FINANCING ACTIVITIES
Proceeds from long-term debt	—	1,968
Payments on long-term debt	(29)	(473)
Net proceeds from commercial paper notes	420	—
Proceeds from senior revolving credit and receivables securitization facilities	329	470
Payments on senior revolving credit and receivables securitization facilities	(329)	(315)
Proceeds from term loan borrowing	—	2,784
Payments on term loan borrowing	—	(2,800)
Dividends paid	(118)	(104)
Purchases of treasury stock	(363)	(185)
Finance lease payments	(22)	(19)
Other	—	(5)
Net cash flow (used for) provided by financing activities	(112)	1,321
Effect of exchange rate changes on cash	85	(33)
Net decrease in cash, cash equivalents and restricted cash	(96)	(1,349)
Cash, cash equivalents and restricted cash at beginning of period	369	1,623
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$273	$274

Cash, cash equivalents and restricted cash from continuing operations	$238	$232
Cash and cash equivalents from discontinued operations	35	42
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$273	$274

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Roofing
The table below provides a summary of net sales and EBITDA for the Roofing segment:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net sales	$1,303	$1,252	$2,423	$2,350
% change from prior year	4%	N/A	3%	N/A
EBITDA	$457	$437	$789	$775
EBITDA as a % of net sales	35%	35%	33%	33%

Insulation
The table below provides a summary of net sales and EBITDA for the Insulation segment:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net sales	$934	$974	$1,843	$1,931
% change from prior year	-4%	N/A	-5%	N/A
EBITDA	$225	$246	$450	$469
EBITDA as a % of net sales	24%	25%	24%	24%
Doors
The table below provides a summary of net sales and EBITDA for the Doors segment:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net sales	$554	$311	$1,094	$311
% change from prior year	N/A	N/A	N/A	N/A
EBITDA	$75	$61	$143	$61
EBITDA as a % of net sales	14%	N/A	13%	N/A

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)

Corporate, Other and Eliminations
The table below provides a summary of EBITDA for the Corporate, Other and Eliminations category:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Restructuring excluding depreciation	$(9)	$(34)	$(12)	$(44)
Gains on sale of certain precious metals	12	—	21	—
Paroc marine recall	(1)	(6)	(2)	(7)
Strategic review-related charges	—	(15)	—	(17)
Acquisition-related transaction costs	—	(29)	—	(47)
Acquisition-related integration costs excluding amortization	(4)	(21)	(6)	(21)
Loss on Assets Held for Sale	(24)	—	(26)	—
Recognition of acquisition inventory fair value step-up	—	(12)	—	(12)
General corporate expense and other	(54)	(66)	(114)	(112)
EBITDA	$(80)	$(183)	$(139)	$(260)

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow (provided by) provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$327	$493	$278	$517
Less: Cash paid for property, plant and equipment	(198)	(157)	(401)	(309)
FREE CASH FLOW	$129	$336	$(123)	$208